UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2024

Lifeward Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36612	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Donald Lynch Blvd. Marlborough, MA		01752
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +508.251.1154

ReWalk Robotics Ltd.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Ordinary Shares, par value NIS 1.75	LFWD	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2024, the Board of Directors (the “Board”) of Lifeward Ltd. (the “Company”) approved the expansion of the Board from six directors to seven directors and appointed Robert J. Marshall Jr. to serve as a member of the Board, effective as of November 2, 2024 (the “Effective Date”). Mr. Marshall will serve as a Class III director of the Company, to serve until the 2026 annual meeting of shareholders and until his successor has been duly qualified or his earlier resignation or removal. As of the Effective Date, Mr. Marshall will serve as a member and chair of the Audit Committee of the Board.

Mr. Marshall, 58, has served as the Chief Financial Officer and Treasurer of Lantheus Holdings, Inc. (“Lantheus”), a public radiopharmaceutical company, since September 2018. Prior to joining Lantheus, Mr. Marshall spent 16 years with Zimmer Biomet Holdings, Inc. (“Zimmer Biomet”), a public global medical device company with a leading position in musculoskeletal health, in which he held various senior leadership roles, including Vice President, Investor Relations and Corporate Treasurer, and most recently Vice President, Americas Finance, for the U.S., Canadian and Latin American commercial markets. Before Zimmer Biomet, Mr. Marshall was employed with Brown & Williamson Tobacco, a subsidiary of British American Tobacco, p.l.c., in Louisville, Kentucky, where he held several positions of increasing responsibility. Mr. Marshall holds a Master of Business Administration from Indiana University, South Bend, and a Bachelor of Business Administration in Finance from the University of Notre Dame. He also holds the CFA designation.

As compensation for his services as director, Mr. Marshall will be entitled to standard compensation available to non-employee directors of the Company as disclosed under “Director Compensation” in the Company’s most recent definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on July 29, 2024.

The Board has determined that Mr. Marshall is independent under the applicable Nasdaq listing rules. There are no arrangements or understandings between Mr. Marshall and any other person pursuant to which he was selected as a director. There are no related party transactions between the Company and Mr. Marshall (or any of his immediate family members) requiring disclosure under Item 404(a) of Regulation S-K. Mr. Marshall does not have any family relationships with any of the Company’s directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifeward Ltd.

By:	/s/ Michael Lawless
Name: Title:	Michael Lawless Chief Financial Officer

Dated: November 7, 2024